Exhibit 10.2

[SKY BANK LOGO]

Paul Colasono
Chief Financial Officer
Franklin Credit Management Corporation
101 Hudson Street
Jersey City, NJ 07302

RE: Rate Modifications                          August 2, 2006

Paul,

As a follow up to our recent conversations regarding certain terms of the various outstanding loan facilities by and between Sky Bank, Tribeca Lending Corporation (Tribeca) and Franklin Credit Management Corporation (FCMC) I would like to reiterate the details of our agreements. Specifically, the interest rate to be charged by Sky Bank for all debt existing as a result of FCMC or Tribeca facilities, excluding the portion of such debt that is shared by participants and subject to various participation agreements thereto, originated before July 1, 2005 shall be lowered initially by at least 25 BP no later than October 1, 2006. This rate reduction will take place on September 1, 2006 if the Federal Reserve chooses to raise the federal funds rate by 25BP at its meeting on or about August 8, 2006. In the event that the Federal Reserve should raise the federal funds rate by 50BP at such meeting, a rate reduction of 50 BP shall take place on September l, 2006. If the Federal Reserve should choose to keep the federal funds rate at its current standard or decrease such rate at this meeting, the rate currently charged by Sky Bank shall remain unchanged until October 1, 2006 when it will decrease by 25BP.

Furthermore, in addition to the rate reduction described above, Sky Bank shall lower the interest rate to be charged for all debt existing as a result of FCMC or Tribeca facilities, excluding the portion of such debt that is shared by participants and subject to various participation agreements thereto, originated before July 1, 2005 by an additional 25 BP no later than January 1, 2007. This rate reduction will take place on October 1, 2006 if the Federal Reserve chooses to raise the federal funds rate by 25BP or more at its meeting on or about September 20, 2006. If the Federal Reserve should choose to keep the federal funds rate at its current standard or decrease such rate at this meeting, the rate currently charged by Sky Bank shall remain unchanged until January 1, 2007 when it will decrease by 25BP.

In any event, the interest rate to be charged FCMC/ Tribeca on the above debt shall be reduced by no greater than a total of 50 BP.

110 East Main Street
Specialty Lending
Salineville, Ohio 43945
Phone: (330) 679-2324
Phone: (330) 679-0028

We agree that these new terms will go into effect immediately and that all other terms of the various debt facilities by and between Sky Bank and FCMC/Tribeca shall remain unchanged.

As always, please feel free to contact me with questions.

Regards,

/s/ Jerry S. Sutherin
Jerry S. Sutherin
Senior Vice President
Sky Bank, Specialty Lending Group
110 East Main Street
Salineville, OH 43945
330-679-3859